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                                                                    EXHIBIT 4.1

                 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                    INCORPORATED UNDER THE LAWS OF THE STATE OF

                                    FLORIDA

       NUMBER                                                            SHARES

                             americabilia.com, Inc.

                                                           CUSIP NO. 023658 10 7

                  AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                               PAR VALUE: $.001


THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


                 Shares of americabilia.com, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ ILLEGIBLE                                                 /s/ ILLEGIBLE
------------------                                            -----------------
         SECRETARY                                                    PRESIDENT

                                    [SEAL]


INTERWEST TRANSFER CO. INC. P.O. BOX 17136/SALT LAKE CITY, UTAH 84117



COUNTERSIGNED & REGISTERED   /s/ ILLEGIBLE
                             ------------------
                             COUNTERSIGNED Transfer Agent--Authorized Signature